UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 13, 2012 (Date of earliest event reported)
Verecloud, Inc. (Exact name of registrant as specified in its charter)

NV (State or other jurisdiction of incorporation)	000-52882 (Commission File Number)	26-0578268 (IRS Employer Identification Number)

6560 S. Greenwood Plaza Blvd, #400, Englewood, CO (Address of principal executive offices)		80111 (Zip Code)
877-711-6492 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Verecloud, Inc. (OTCBB: VCLD) today announced its decision to withdraw the registration of its stock with the Securities and Exchange Commission (the "SEC"). The Company intends to file a Form 15 with the SEC to voluntarily deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or about February 13, 2012. As a result of the filing of the Form 15, the Company's obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will cease. Other filing requirements will terminate upon the effectiveness of the deregistration, which is expected to occur 90 days after the filing of the Form 15.

Item 9.01. Financial Statements and Exhibits

Press Release

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Verecloud, Inc. dated February 13, 2012

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2012	VERECLOUD, INC. By: /s/ John McCawley John McCawley CEO

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Verecloud, Inc. dated February 13, 2012